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                                                                   EXHIBIT 10.51

                        GUARANTEE ASSUMPTION AGREEMENT
                        ------------------------------
                         dated as of December 23, 1998


     This unconditional assumption agreement relates to that certain Guaranty dated November 25, 1997, a copy of which is attached hereto (the "UCCI GUARANTY").

     For Value Received, and in compliance with its obligations as "Transferee" as defined in Section 8.1 of the Shareholders Agreement dated as of December 8, 1997, by and among EcoElectrica Holdings, Ltd., and the shareholders thereof, the undersigned Edison Mission Energy ("SUCCESSOR") hereby agrees as follows:

     1. ASSUMPTION. Successor unconditionally and irrevocably assumes and agrees to perform all obligations of KENETECH Energy Systems, Inc. under the UCCI Guaranty, to the same extent and in the same manner as is required of "Guarantor" under such UCCI Guaranty.

     2. NET WORTH COVENANT. On the date hereof and, in addition, within 120 days of the end of each calendar year during the term of the UCCI Guaranty, Successor will deliver an officer's certificate certifying that its net worth is at least the "Minimum Amount" (as defined below) or, if less, the amount of such net worth. At any time that the net worth of Successor falls below the Minimum Amount, Edison International shall cause another wholly owned subsidiary of Edison International with a net worth of over the Minimum Amount to execute a counterpart of this Guaranty Assumption Agreement as Successor; provided, however, that such execution shall not release Successor from any pending claims under the UCCI Guaranty. The "Minimum Amount" shall be, at Successor's option, $200,000,000, or $100,000,000 exclusive of the value of the interest in EcoElectrica owned by Successor and its Affiliates.

     3. INDEMNITY. Successor agrees to indemnify and hold harmless KENETECH Energy Systems, Inc. and its successors and assigns for any liability under the UCCI Guaranty.

     4. REPRESENTATIVES AND WARRANTIES. Successor represents and warrants that as of the date of this Guaranty, it is a duly organized, validly existing, corporation organized and in good standing under the laws of the State of California, has all requisite power and authority to conduct its business and to own its property as now conducted or owned, and is qualified
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to do business in all jurisdictions where the nature and extent of its business is such that such qualification is required by law.

     5. PARTIES BOUND. This Agreement shall be binding upon Successor and Successor's respective successors and assigns and shall be for the benefit of UCCI, Enron Power Corp. and EcoElectrica, L.P.

                                        EDISON MISSION ENERGY



                                        By: /s/ Michael P. Childers
                                            -----------------------------
                                        Its     Vice President
                                            -----------------------------
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                                   GUARANTY
                                   --------

     This unconditional guaranty ("Guaranty") is given pursuant to the terms and conditions a certain Option to Purchase Agreement dated September 24, 1996, (the "Option Agreement") by and between Union Carbide Caribe Inc. having an address at Tallaboa Ward -- Firm Delivery, Penuelas, Puerto Rico 00624 ("UCCI") and EcoElectrica, L.P., having an address at Plaza Scotiabank, 273 Ponce de Leon Avenue, Suite 902, Hato Rey, Puerto Rico 00917 ("EcoElectrica"). Capitalized terms used herein and not otherwise specifically defined shall have the same meaning herein as in the Option Agreement.

     FOR VALUE RECEIVED, and to induce UCCI to enter into the Option Agreement, KENETECH Energy Systems, Inc., a Delaware corporation having offices at 355 Research Parkway, Meriden, Connecticut 06450, and Enron Power Corp., a Delaware corporation having offices at 333 Clay Street, Houston, Texas 77002, hereinafter called jointly, severally and collectively "Guarantor," hereby unconditionally agree as follows:

1.   Guaranty. Guarantor, as a primary party and not merely as a surety,
     --------
unconditionally, irrevocably and for the term of this Guaranty (as specified in Section 2, below) guarantees the prompt and full payment (and not merely the collectibility), performance, and observance of the obligations incurred by EcoElectrica pursuant to Sections 5(a) and 6 of the Option Agreement, but (i) only such obligations as arise from events or circumstances that occur prior to the "Commercial Operations Commencement Date" defined below and (ii) in no event will Guarantor be subject to consequential, exemplary, equitable, loss of profits, tort or any other damages costs or attorney's fees.

     Upon any failure of EcoElectrica to meet its obligations under Sections 5(a) and 6 of the Option Agreement, and during the term of this Guaranty, UCCI may at its option proceed directly and at once, without further notice, against Guarantor, without proceeding against EcoElectrica. Any sums payable by Guarantor hereunder shall bear interest at the statutory rate for judgments in Puerto Rico from the date of UCCI's demand until the date paid.

2.   Term of Guaranty. Guarantor's obligations hereunder shall commence on the
     ----------------
date hereof and terminate on the fifth anniversary of commencement of commercial operation of the Facilities, which shall be the date (the "Commercial Operations Commencement Date") on which UCCI is delivered a certificate (the "Commercial Operations Certificate") executed by EcoElectrica and the independent engineer of EcoElectrica's lenders certifying that the "Commercial Operation Date" (as defined in EcoElectrica's Power
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                                      -2-

Sale Agreement entered into with the Puerto Rico Electric Power Authority) has occurred, which certification is a condition precedent to conversion of EcoElectrica's construction loan to a term loan.

     Within 120 days of the end of each calendar year during the term of this Guaranty, Enron Power Corp. will deliver an officer's certificate certifying that its net worth is at least two hundred million dollars ($200,000,000) or, if less, the amount of such net worth. At any time that the net worth of Enron Power Corp. falls below two hundred million dollars ($200,000,000), EcoElectrica shall substitute for this Guaranty a guaranty having the same form and substance issued by another Enron Corp. subsidiary with a net worth of two hundred million dollars ($200,000,000) or more; provided, however, that such substitution shall not release Enron Power Corp. from any pending claims under this Guaranty.

3.   Waiver. Guarantor hereby waives and relinquishes to the fullest extent now
     ------
or hereafter not prohibited by applicable law:

          (i)  all suretyship defenses and defenses in the nature thereof; and

          (ii) all rights and remedies against UCCI, its parent any their respective subsidiaries and affiliates, and their respective parent corporations (including, but not limited to, any rights of subrogation, contribution, reimbursement, exoneration or indemnification pursuant to any agreement), express or implied, that are now or hereafter accorded by applicable law to parties in the capacity of indemnitors, guarantors, sureties or accommodation parties.

4.   Cumulative Rights. UCCI's rights under this Agreement shall be in addition
     -----------------
to and not in limitation of all of the rights and remedies of the Option Agreement. All rights and remedies of UCCI shall be cumulative and may be exercised in such manner and combination as UCCI may determine.

5.   Representaions and Warranties. Each of KENETECH Energy Systems, Inc. and
     -----------------------------
Enron Power Corp. individually and respectively represents and warrants to UCCI for the express purpose of inducing UCCI to enter into the Option Agreement and to accept this Guaranty, that as of the date of this guaranty, each is a duly organized, validly existing corporation organized and in good standing under the laws of Delaware, has all requisite power and authority to conduct its business and to own its property as now conducted or owned, and is qualified to do business in all jurisdictions where the nature and extent of its business is such that such qualification is required by law.
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6.   Notices. Any notice or other communication in connection with this Guaranty
     -------
shall be in writing and (i) deposited in the United States mail, postage prepaid by registered or certified mail, or (ii) hand delivered by any commercially recognized courier service or overnight delivery service such as Federal Express addressed as follows:

     If to Guarantor:

          KENETECH Energy Systems, Inc.
          355 Research Parkway
          Meriden, Connecticut 06450
          Attention:  Aaron Samson

          Enron Power Corp.
          333 Clay Street
          Suite 1700
          Houston, Texas 77002
          Attention:  General Counsel

     If to UCCI:

          Union Carbide Caribe Inc.
          Tallaboa Ward - Firm Delivery
          Penuelas, Puerto Rico 00624
          Attention: President

          and

          Union Carbide Corporation
          33 Old Ridgebury Road
          Danbury, Connecticut 06817-0001
          Attention: Manager, Real Estate Department

          and

          McConnell Valdes
          PO Box 364225
          San Juan, Puerto Rico 00936-4225
          Attention: Salvador Casellas Toro, Esq.

7.   Parties Bound. This Agreement shall be binding upon Guarantor and
     -------------
Guarantor's respective successors and permitted assigns and shall be for the benefit of UCCI.

8.   Joint and Several. The obligations of each Guarantor and such Guarantor's
     -----------------
respective successors, assigns, heirs and personal representatives shall be and remain joint and several. Each reference to Guarantor shall include each Guarantor separately as well as both Guarantors collectively.
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                                      -4-

9.   Governing Law. This Agreement shall be governed and interpreted under the
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law of the State of New York, without reference to conflicts of law principles.

Witness the execution and delivery hereof as of this 25/th/ day of November, 1997.

              KENETECH Energy Systems, Inc.


              By: /s/ Scott J. Taylor
                 ------------------------------
              Name:   Scott J. Taylor
              Title:  Vice President

              Enron Power Corp.


              By: /s/ Lawrence E. Reynolds
                 ------------------------------
              Name:   Lawrence E. Reynolds
              Title:  Vice President Development Engineering